Exhibit 99.1
NEWS BULLETIN

M.D.C. HOLDINGS, INC.	RICHMOND AMERICAN HOMES
HOMEAMERICAN MORTGAGE
FOR IMMEDIATE RELEASE
THURSDAY, JULY 31, 2008

Contact:	Robert N. Martin
Investor Relations
(720) 977-3431
bob.martin@mdch.com
M.D.C. HOLDINGS ANNOUNCES SECOND QUARTER 2008 RESULTS
•	Cash flow from operations of $91.6 million

•	Quarter-end cash of $1.30 billion; no borrowings on homebuilding line of credit

•	Ending cash and available borrowing capacity of $2.03 billion

•	Pre-tax loss of $101.5 million; includes asset impairments of $88.3 million

•	Net loss of $100.7 million vs. $106.1 million in 2007

•	Diluted loss per share of $2.18 vs. $2.32 in 2007

•	Total revenue of $411.9 million vs. $716.7 million in 2007

•	Closed 1,292 homes at an average selling price of $295,700

•	Net orders for 959 homes with an estimated value of $279.0 million
     DENVER, Thursday, July 31, 2008 — M.D.C. Holdings, Inc. (NYSE: MDC) today announced a net loss for the quarter ended June 30, 2008 of $100.7 million, or $2.18 per diluted share, which included pre-tax charges of $88.3 million for asset impairments. This 2008 second quarter net loss also was impacted adversely by a $43.4 million increase in our deferred tax asset valuation allowance, which reduced our benefit from income taxes. The net loss for the second quarter of 2007 was $106.1 million, or $2.32 per diluted share, including pre-tax charges of $161.1 million for asset impairments. Total revenue for the second quarter of 2008 was $411.9 million, compared with revenue of $716.7 million for the same period in 2007.
     Net loss for the six months ended June 30, 2008 was $173.5 million, or $3.77 per diluted share, which included pre-tax charges of $143.1 million for asset impairments. This net loss for the first six months of 2008 also was impacted adversely by a $54.0 million increase in our deferred tax asset valuation allowance, which reduced our benefit from income taxes. The net loss for the first six months of 2007 was $200.5 million, or $4.40 per diluted share, including pre-tax charges of $302.5 million for asset impairments. Total revenue for the first six months of 2008 was $818.0 million, compared with revenue of $1.46 billion for the same period in 2007.
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     Larry A. Mizel, MDC’s chairman and chief executive officer, stated, “During the 2008 second quarter, our national economy continued to face a significant headwind, as evidenced by weakness in many homebuilding and general economic measures and a significant year-over-year decline in our own home order results. Therefore, even though we recently saw the approval of housing reform legislation, we remain cautious and defensive in our actions, with our balance sheet remaining a top priority. As a result, we generated $90 million in operating cash flow during the second quarter and reached nearly $1.3 billion in cash on hand as of June 30, 2008, with no borrowings outstanding on our homebuilding line of credit. In addition, as we continued to focus on reducing our exposure to performance bonds and letters of credit related to various land development activities during the second quarter, our estimated cost to complete these activities remained below $50 million.”
     Mizel continued, “We believe that our financial position is relatively strong for our industry and that, as a result, we are uniquely positioned to work on initiatives that can create long-term value for our Company. Therefore, during the second quarter, we continued to place emphasis on our multi-year, Company-wide initiative focused on streamlining our business practices for increased efficiency and standardization across all of our markets. In addition, we continued to develop relationships with investors, banks and other homebuilders to identify opportunities to invest the substantial capital available to us.”
Homebuilding Results
     Homebuilding loss before taxes for the quarter and six months ended June 30, 2008 improved to $94.5 million and $171.7 million, respectively, compared with $171.3 million and $310.3 million for the same periods in 2007. The improvement in 2008 was driven in large part by declines in asset impairment charges of 45% and 53%, respectively, for the second quarter and first six months of 2008, and declines in homebuilding commissions, marketing and general and administrative expenses (“SG&A”) of 48% and 45%, respectively, from the comparative 2007 periods. These decreases in expenses and charges were offset partially by the impact of reductions in home closings, average selling prices and home gross margins from the levels achieved during the same periods in 2007.
     The Company closed 1,292 homes and produced home gross margins of 11.7% in the 2008 second quarter, compared with 2,031 home closings and home gross margins of 14.1% for the same period in 2007. For the six months ended June 30, 2008, the Company closed 2,428 homes and produced home gross margins of 11.6%, compared with 4,032 home closings and 15.0% home gross margins for the six months ended June 30, 2007. Average selling prices were $295,700 and $303,900, respectively, for the quarter and six months ended June 30, 2008, down $42,900 and $43,200, respectively, from the same periods in 2007. Homebuilding SG&A decreased to $58.6 million and $123.6 million, respectively, for the three and six months ended June 30, 2008, compared with $111.6 million and $224.9 million for the same periods in the prior year.
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     Paris G. Reece III, MDC’s executive vice president and chief financial officer, said, “While our $88 million in asset impairments this quarter was higher than our asset impairment charges in the 2008 first quarter, they were significantly lower than the charges recognized during the same period in 2007. We impaired our land inventory by $63 million and our work-in-process inventory and other assets by $25 million, impacting approximately 3,500 lots in 110 subdivisions. The quarter-end book value of the impaired subdivisions after the impairments was $240 million, consisting of $87 million of land and $153 million of work-in-process. Impairments in the West and Mountain segments accounted for more than 80% of all inventory impairments recorded in the 2008 second quarter, primarily due to the fact that these segments comprised 75% of our total inventories at quarter-end. Over the last eight quarters, we have impaired approximately 70% of the 11,600 lots we owned at June 30, 2008.”
     Reece continued, “Given the continued weakness in our industry, cash generation and conservation have remained a key management focus thus far in 2008. By selling 1,100 lots during the first half of the year, primarily in our West segment, we not only generated more than $40 million in proceeds, but we triggered related taxable losses of more than $90 million. These tax losses furthered our efforts to maximize the tax refund we expect to receive early next year, which could be as much as $164 million. In addition, our continuing focus on conserving cash by right-sizing our operating platform has proven successful, as evidenced by the significant year-over-year reduction of our homebuilding general and administrative expenses.”
Financial Services and Other and Corporate Results
     Income before taxes from the Company’s Financial Services and Other segment for the quarter and six months ended June 30, 2008 was $0.6 million and $4.7 million, respectively, compared with $4.2 million and $11.8 million for the same periods in the previous year. The decreases in the 2008 periods primarily resulted from lower insurance revenue due to lower insurance premiums collected from our homebuilding subcontractors as a result of the decline in home construction levels. The Company also realized lower gains on sales of mortgage loans, as the dollar volumes of mortgage loan originations and mortgage loans sold declined in conjunction with builder home closings, which were offset by reductions in general and administrative expenses for our mortgage operations.
     Loss before taxes from the Company’s Corporate segment for the quarter and six months ended June 30, 2008 was $7.6 million and $11.7 million, respectively, compared with $3.9 million and $16.2 million for the same periods in 2007. The increased loss for the 2008 second quarter primarily resulted from reduced supervisory fees charged to other segments, which was partially offset by year-over-year reductions in compensation-related, travel and depreciation expenses. In addition, the Company experienced decreases in interest income due to a significant reduction in interest rates applicable to our cash investments, which more than offset the impact of significantly higher levels of cash investments. The improvement for the first six months primarily resulted from an increase in interest income generated from the significantly higher cash balances in 2008, notwithstanding the lower applicable interest rates later in the
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period, as well as a year-over-year reduction in compensation-related, travel and depreciation expenses, partially offset by reduced supervisory fees received from other segments.
Home Orders and Backlog
     MDC received orders, net of cancellations, for 959 homes with an estimated sales value of $279.0 million during the 2008 second quarter, compared with net orders for 1,970 homes with an estimated sales value of $653.0 million during the same period in 2007. For the six months ended June 30, 2008, the Company received net orders for 2,057 homes with a sales value of $604 million, compared with 4,528 homes with a sales value of $1.56 billion for the six months ended June 30, 2007. During both the second quarter and first six months of 2008, the Company’s approximate order cancellation rate was 43%, consistent with the 44% and 39% rates experienced during the same periods in 2007. The Company ended the second quarter of 2008 with a backlog of 1,576 homes with an estimated sales value of $522.0 million, compared with a backlog of 4,134 homes with an estimated sales value of $1.48 billion at June 30, 2007.
     Since 1972, MDC has built and financed the American dream for more than 150,000 families. MDC’s commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. As one of the largest homebuilders in the United States, the Company has homebuilding divisions across the country, including Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, California, Chicago, Northern Virginia, Maryland, Philadelphia/Delaware Valley and Jacksonville. The Company also provides mortgage financing, insurance and title services, primarily for MDC homebuyers, through its wholly owned subsidiaries, HomeAmerican Mortgage Corporation, American Home Insurance Agency and American Home Title and Escrow, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol “MDC.” For more information, visit www.mdcholdings.com.
Forward-Looking Statements
     Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including changes in consumer confidence, inflation and employment levels; (2) changes in business conditions experienced by the Company, including cancellation rates, net home orders, home gross margins, and land and home values; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) the relative stability of debt and equity markets; (5) competition; (6) the availability and cost of land and other raw materials used
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by the Company in its homebuilding operations; (7) the availability and cost of performance bonds and insurance covering risks associated with our business; (8) shortages and the cost of labor; (9) weather related slowdowns; (10) slow growth initiatives; (11) building moratoria; (12) governmental regulation, including the interpretation of tax, labor and environmental laws; (13) changes in consumer confidence and preferences; (14) terrorist acts and other acts of war; and (15) other factors over which the Company has little or no control. Additional information about the risks and uncertainties applicable to the Company’s business is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which has been filed with the Securities and Exchange Commission (“SEC”), and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, which is scheduled to be filed with the SEC today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.
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M.D.C. HOLDINGS, INC.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
REVENUE

Home sales revenue	$382,093	$687,813	$737,885	$1,399,613
Land sales revenue	12,281	3,417	40,849	9,451
Other revenue	17,524	25,478	39,309	52,768

Total Revenue	411,898	716,708	818,043	1,461,832

COSTS AND EXPENSES

Home cost of sales	337,543	590,564	652,580	1,189,763
Land cost of sales	6,835	2,181	34,784	7,288
Asset impairments	88,278	161,050	143,110	302,472
Marketing expenses	20,350	29,371	39,553	58,450
Commission expenses	14,659	24,380	28,092	47,630
General and administrative expenses	45,768	80,090	98,680	170,747
Related party expenses	5	100	10	191

Total Costs and Expenses	513,438	887,736	996,809	1,776,541

Loss before income taxes	(101,540)	(171,028)	(178,766)	(314,709)
Benefit from income taxes	814	64,956	5,220	114,239

NET LOSS	$(100,726)	$(106,072)	$(173,546)	$(200,470)

LOSS PER SHARE
Basic	$(2.18)	$(2.32)	$(3.77)	$(4.40)

Diluted	$(2.18)	$(2.32)	$(3.77)	$(4.40)

WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	46,110	45,722	46,033	45,612

Diluted	46,110	45,722	46,033	45,612

DIVIDENDS DECLARED PER SHARE	$0.25	$0.25	$0.50	$0.50

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M.D.C. HOLDINGS, INC.
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
(Unaudited)

	June 30,	December 31,
	2008	2007
ASSETS
Cash and cash equivalents	$1,296,817	$1,004,763
Restricted cash	1,586	1,898
Receivables Home sales receivables	28,655	33,647
Income taxes receivable, net	36,770	36,988
Other receivables	17,968	16,796
Mortgage loans held-for-sale, net	79,137	100,144
Inventories, net
Housing completed or under construction	647,350	902,221
Land and land under development	367,113	554,336
Property and equipment, net	39,717	44,368
Deferred income taxes, net	76,262	160,565
Related party assets	28,627	28,627
Prepaid expenses and other assets, net	56,812	71,884

Total Assets	$2,676,814	$2,956,237

LIABILITIES
Accounts payable	$44,844	$71,932
Accrued liabilities	285,787	339,353
Related party liabilities	—	1,701
Homebuilding line of credit	—	—
Mortgage line of credit	55,430	70,147
Senior notes, net	997,305	997,091

Total Liabilities	1,383,366	1,480,224

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 250,000,000 shares authorized; 46,396,000 and 46,346,000 issued and outstanding, respectively, at June 30, 2008, and 46,084,000 and 46,053,000 issued and outstanding, respectively, at December 31, 2007	464	461
Additional paid-in-capital	771,121	757,039
Retained earnings	523,191	719,841
Accumulated other comprehensive loss	(669)	(669)
Treasury stock, at cost; 50,000 and 31,000 shares at June 30, 2008 and December 31, 2007, respectively	(659)	(659)

Total Stockholders’ Equity	1,293,448	1,476,013

Total Liabilities and Stockholders’ Equity	$2,676,814	$2,956,237

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M.D.C. HOLDINGS, INC.
Information on Segments
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
REVENUE
Homebuilding
West	$221,044	$433,049	$444,550	$887,703
Mountain	87,436	134,670	157,931	279,861
East	55,428	71,800	109,519	133,155
Other Homebuilding	37,151	58,971	77,505	123,831

Total Homebuilding	401,059	698,490	789,505	1,424,550

Financial Services and Other	7,601	13,614	18,773	33,184
Corporate	7,556	9,029	16,924	14,462
Inter-company adjustments	(4,318)	(4,425)	(7,159)	(10,364)

Consolidated	$411,898	$716,708	$818,043	$1,461,832

(LOSS) INCOME BEFORE INCOME TAXES
Homebuilding
West	$(33,591)	$(139,239)	$(94,982)	$(264,630)
Mountain	(39,027)	(6,828)	(50,635)	4,143
East	(10,313)	(6,784)	(12,648)	(11,170)
Other Homebuilding	(11,543)	(18,487)	(13,483)	(38,618)

Total Homebuilding	(94,474)	(171,338)	(171,748)	(310,275)

Financial Services and Other	557	4,241	4,705	11,758
Corporate	(7,623)	(3,931)	(11,723)	(16,192)

Consolidated	$(101,540)	$(171,028)	$(178,766)	$(314,709)

ASSET IMPAIRMENTS
West	$40,015	$132,731	$88,325	$254,634
Mountain	32,192	9,123	36,146	9,777
East	8,214	5,865	9,747	8,432
Other Homebuilding	7,857	13,331	8,892	29,629

Consolidated	$88,278	$161,050	$143,110	$302,472

	June 30,	December 31,	June 30,	December 31,
	2008	2007	2007	2006
TOTAL ASSETS
Homebuilding
West	$462,559	$747,835	$1,438,028	$1,869,442
Mountain	392,903	474,203	545,487	535,554
East	188,487	250,658	313,380	333,902
Other Homebuilding	93,433	125,003	208,654	266,326

Total Homebuilding	1,137,382	1,597,699	2,505,549	3,005,224
Financial Services and Other	154,545	174,617	196,655	284,791
Corporate	1,429,844	1,229,178	924,354	657,917
Inter-company adjustments	(44,957)	(45,257)	(40,857)	(38,057)

Consolidated	$2,676,814	$2,956,237	$3,585,701	$3,909,875

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M.D.C. HOLDINGS, INC.
Selected Financial data
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
	2008	2007	Amount	%	2008	2007	Amount	%
SELECTED FINANCIAL DATA
General and Administrative
Expenses Homebuilding Segments	$23,549	$57,859	$(34,310)	-59%	$55,975	$118,858	$(62,883)	-53%
Financial Services and Other Segment	7,045	9,367	(2,322)	-25%	14,068	21,425	(7,357)	-34%
Corporate Segment (1)	15,179	12,964	2,215	17%	28,647	30,655	(2,008)	-7%

Total	$45,773	$80,190	$(34,417)	-43%	$98,690	$170,938	$(72,248)	-42%

SG&A as a % of Home Sales
Revenue Homebuilding Segments	15.3%	16.2%	-0.9%		16.8%	16.1%	0.7%
Corporate Segment (1)	4.0%	1.9%	2.1%		3.9%	2.2%	1.7%

Depreciation and Amortization (2)	$9,346	$10,397	$(1,051)	-10%	$17,958	$22,217	$(4,259)	-19%

Home Gross Margins (3)	11.7%	14.1%	-2.4%		11.6%	15.0%	-3.4%
Interest in Home Cost of Sales as a % of Home Sales Revenue	4.4%	1.8%	2.6%		4.4%	1.8%	2.6%

Cash Provided by Operating Activities	$91,570	$49,999	$41,571	83%	$322,303	$199,322	$122,981	62%
Cash Used in Investing Activities	$(73)	$(1,345)	$1,272	-95%	$(116)	$(2,055)	$1,939	-94%
Cash Provided by (Used in) Financing Activities	$11,471	$(10,956)	$22,427	-205%	$(30,133)	$(36,835)	$6,702	-18%

Ending Unrestricted Cash and Available Borrowing Capacity	$2,031,962	$1,888,793	$143,169	8%
Corporate and Homebuilding Interest
Interest capitalized during the period	$14,464	$14,435	$29	0%	$28,917	$28,876	$41	0%
Previously capitalized interest included in home cost of sales during the period	$16,957	$12,258	$4,699	38%	$32,730	$25,543	$7,187	28%
Interest Capitalized in Inventories at End of Period	$49,674	$53,988	$(4,314)	-8%	$49,674	$53,988	$(4,314)	-8%

(1) Includes related party expenses.

(2) Includes depreciation and amortization of long-lived assets and amortization of deferred marketing costs.

(3) Home sales revenue less home cost of sales (excluding commissions, amortization of deferred marketing, project cost write offs and asset impairments) as a percent of home sales revenue. During the three and six months ended June 30, 2008, we closed homes on lots for which we had previously recorded $63.6 million and $113.6 million, respectively, of asset impairments. During the three and six months ended June 30, 2007, we closed homes on lots for which we had previously recorded $18.8 million and $28.0 million, respectively, of asset impairments.

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M.D.C. HOLDINGS, INC.
Selected Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months				Six Months
	Ended June 30,		Change		Ended June 30,		Change
	2008	2007	Amount	%	2008	2007	Amount	%
HOMEAMERICAN OPERATING ACTIVITIES
Principal amount of mortgage loans originated	$213,042	$293,544	$(80,502)	-27%	$377,785	$644,577	$(266,792)	-41%
Principal amount of mortgage loans brokered	$46,599	$127,891	$(81,292)	-64%	$106,170	$246,233	$(140,063)	-57%
Capture Rate	66%	52%	14%		62%	55%	7%
Including brokered loans	79%	72%	7%		77%	74%	3%
Mortgage products (% of mortgage loans originated)
Fixed rate	98%	83%	15%		97%	76%	21%
Adjustable rate — interest only	1%	14%	-13%		1%	20%	-19%
Adjustable rate — other	1%	3%	-2%		2%	4%	-2%

Prime loans (4)	45%	86%	-41%		53%	73%	-20%
Alt A loans (5)	0%	5%	-5%		0%	20%	-20%
Government loans (6)	55%	9%	46%		47%	7%	40%
Sub-prime loans (7)	0%	0%	0%		0%	0%	0%

(4)	Prime loans are defined as loans with Fair, Isaac and Company (“FICO”) scores greater than 620 and that comply with the documentation standards of the government sponsored enterprise guidelines.

(5)	Alt-A loans are defined as loans that would otherwise qualify as prime loans except that they do not comply with the documentation standards of the government sponsored enterprise guidelines.

(6)	Government loans are loans either insured by the Federal Housing Administration or guaranteed by the Department of Veteran Affairs.

(7)	Sub-prime loans are loans that have FICO scores of less than or equal to 620.
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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(unaudited)

	June 30,	December 31,	June 30,
	2008	2007	2007
HOMES COMPLETED OR UNDER CONSTRUCTION
Unsold Home Under Construction — Final	298	515	423
Unsold Home Under Construction — Frame	490	656	690
Unsold Home Under Construction — Foundation	167	229	382

Total Unsold Homes Under Construction	955	1,400	1,495
Sold Homes Under Construction	1,230	1,350	3,095
Model Homes	533	730	764

Homes Completed or Under Construction	2,718	3,480	5,354

LOTS OWNED (excluding homes completed or under construction)
Arizona	2,089	2,969	4,771
California	911	1,491	2,182
Nevada	1,045	1,549	2,038

West	4,045	6,009	8,991

Colorado	2,749	2,992	3,052
Utah	771	863	933

Mountain	3,520	3,855	3,985

Maryland	236	302	389
Virginia	297	369	542

East	533	671	931

Delaware Valley	133	151	212
Florida	507	638	907
Illinois	156	191	233

Other Homebuilding	796	980	1,352

Total	8,894	11,515	15,259

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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(unaudited)

	June 30,	December 31,	June 30,
	2008	2007	2007
LOTS CONTROLLED UNDER OPTION
Arizona	417	512	548
California	153	157	157
Nevada	—	4	4

West	570	673	709

Colorado	241	262	312
Utah	—	—	93

Mountain	241	262	405

Maryland	321	558	925
Virginia	1,054	1,311	1,894

East	1,375	1,869	2,819

Delaware Valley	135	327	741
Florida	461	484	1,073
Illinois	—	—	—

Other Homebuilding	596	811	1,814

Total	2,782	3,615	5,747

NON-REFUNDABLE OPTION DEPOSITS
Cash	$5,429	$6,292	$11,009
Letters of Credit	4,459	6,547	11,850

Total Non-Refundable Option Deposits	$9,888	$12,839	$22,859

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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	Three Months				Six Months
	Ended June 30,		Change		Ended June 30,		Change
	2008	2007	Amount	%	2008	2007	Amount	%
HOMES CLOSED (UNITS)
Arizona	380	645	(265)	-41%	731	1,297	(566)	-44%
California	163	266	(103)	-39%	317	594	(277)	-47%
Nevada	249	405	(156)	-39%	429	718	(289)	-40%

West	792	1,316	(524)	-40%	1,477	2,609	(1,132)	-43%

Colorado	171	200	(29)	-15%	288	364	(76)	-21%
Utah	78	178	(100)	-56%	160	406	(246)	-61%

Mountain	249	378	(129)	-34%	448	770	(322)	-42%

Maryland	46	61	(15)	-25%	95	110	(15)	-14%
Virginia	74	76	(2)	-3%	139	144	(5)	-3%

East	120	137	(17)	-12%	234	254	(20)	-8%

Delaware Valley	20	35	(15)	-43%	51	81	(30)	-37%
Florida	89	138	(49)	-36%	184	266	(82)	-31%
Illinois	22	13	9	69%	34	27	7	26%
Texas	—	14	(14)	N/A	—	25	(25)	N/A

Other Homebuilding	131	200	(69)	-35%	269	399	(130)	-33%

Total	1,292	2,031	(739)	-36%	2,428	4,032	(1,604)	-40%

AVERAGE SELLING PRICES PER HOME CLOSED

West
Arizona	$220.5	$253.1	$(32.6)	-13%	$226.1	$257.8	$(31.7)	-12%
California	389.1	534.6	(145.5)	-27%	416.1	537.6	(121.5)	-23%
Nevada	248.0	304.2	(56.2)	-18%	247.7	304.7	(57.0)	-19%

Mountain
Colorado	346.5	326.5	20.0	6%	349.7	338.2	11.5	3%
Utah	336.1	369.2	(33.1)	-9%	338.1	358.4	(20.3)	-6%

East
Maryland	439.8	513.4	(73.6)	-14%	469.3	521.2	(51.9)	-10%
Virginia	465.6	497.8	(32.2)	-6%	459.9	495.1	(35.2)	-7%

Other Homebuilding
Delaware Valley	400.3	439.9	(39.6)	-9%	415.8	468.1	(52.3)	-11%
Florida	248.1	260.1	(12.0)	-5%	240.5	270.1	(29.6)	-11%
Illinois	314.5	412.0	(97.5)	-24%	344.9	359.8	(14.9)	-4%
Texas	—	126.3	N/A	N/A	—	130.4	N/A	N/A

Company Average	$295.7	$338.7	$(43.0)	-13%	$303.9	$347.1	$(43.2)	-12%
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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	Three Months				Six Months
	Ended June 30,		Change		Ended June 30,		Change
	2008	2007	Amount	%	2008	2007	Amount	%
ORDERS FOR HOMES, NET (UNITS)
Arizona	294	611	(317)	-52%	576	1,365	(789)	-58%
California	148	282	(134)	-48%	307	697	(390)	-56%
Nevada	195	365	(170)	-47%	376	745	(369)	-50%

West	637	1,258	(621)	-49%	1,259	2,807	(1,548)	-55%

Colorado	117	224	(107)	-48%	280	524	(244)	-47%
Utah	44	139	(95)	-68%	88	349	(261)	-75%

Mountain	161	363	(202)	-56%	368	873	(505)	-58%

Maryland	40	92	(52)	-57%	87	191	(104)	-54%
Virginia	42	82	(40)	-49%	112	194	(82)	-42%

East	82	174	(92)	-53%	199	385	(186)	-48%

Delaware Valley	14	19	(5)	-26%	36	81	(45)	-56%
Florida	67	117	(50)	-43%	182	296	(114)	-39%
Illinois	(2)	31	(33)	-106%	13	72	(59)	-82%
Texas	—	8	(8)	N/A	—	14	(14)	N/A

Other Homebuilding	79	175	(96)	-55%	231	463	(232)	-50%

Total	959	1,970	(1,011)	-51%	2,057	4,528	(2,471)	-55%

Estimated Value of Orders for Homes, net	$279,000	$653,000	$(374,000)	-57%	$604,000	$1,555,000	$(951,000)	-61%
Estimated Average
Selling Price of Orders for Homes, net	$290.9	$331.5	$(40.6)	-12%	$293.6	$343.4	$(49.8)	-15%
Cancellation Rate(8)	43%	44%	-1%		43%	39%	4%

(8) We define “Cancellation Rate” as the approximate number of cancelled home order contracts during a reporting period as a percent of total home orders received during such reporting period.
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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	June 30,	December 31,	June 30,
	2008	2007	2007
BACKLOG (UNITS)
Arizona	437	592	1,572
California	193	203	530
Nevada	254	307	342

West	884	1,102	2,444

Colorado	205	213	413
Utah	106	178	408

Mountain	311	391	821

Maryland	118	126	268
Virginia	73	100	186

East	191	226	454

Delaware Valley	42	57	119
Florida	123	125	227
Illinois	25	46	68
Texas	—	—	1

Other Homebuilding	190	228	415

Total	1,576	1,947	4,134

Backlog Estimated Sales Value	$522,000	$650,000	$1,480,000

Estimated Average Selling Price of Homes in Backlog	$331.2	$333.8	$358.0

ACTIVE SUBDIVISIONS
Arizona	57	66	69
California	21	41	44
Nevada	29	39	43

West	107	146	156

Colorado	48	47	50
Utah	23	23	25

Mountain	71	70	75

Maryland	14	15	16
Virginia	17	18	23

East	31	33	39

Delaware Valley	2	4	5
Florida	12	20	27
Illinois	4	5	6

Other Homebuilding	18	29	38

Total	227	278	308

Average for quarter ended	244	287	311

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